Exhibit 1.1

16,000,000 Shares

Stagwell Inc.

Class A Common Stock, par value $0.001 per share

UNDERWRITING AGREEMENT

March 9, 2023

March 9, 2023

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282

Ladies and Gentlemen:

The selling stockholders named in Schedule I hereto (the “Selling Stockholders”), severally and not jointly, propose to sell, as provided in this agreement (this “Agreement”), to the several Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of 16,000,000 shares of Class A Common Stock, par value $0.001 per share (the “Firm Shares”), of Stagwell Inc., a Delaware corporation (the “Company”), with each Selling Stockholder to sell the amount set forth opposite such Selling Stockholder’s name in Schedule I hereto in the column titled “Number of Firm Shares to be Sold.” The outstanding shares of Class A Common Stock, par value $0.001 per share, of the Company are hereinafter referred to as the “Class A Common Stock.” In addition to the Class A Common Stock, the Company is authorized to issue shares of its Class B Common Stock, par value $0.001 per share (“Class B Common Stock”) and shares of its Class C Common Stock, par value $0.00001 per share (“Class C Common Stock” and, together with the Class A Common Stock and the Class B Common Stock, the “Common Stock”).

The Selling Stockholders also, severally and not jointly, propose to sell to the several Underwriters not more than an additional 2,400,000 shares of Class A Common Stock in the aggregate (the “Additional Shares”), with each Selling Stockholder to sell not more than the amount set forth opposite such Selling Stockholder’s name in Schedule I hereto in the column titled “Number of Additional Shares to Be Sold,” if and to the extent that you, as representatives of the Underwriters in the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Class A Common Stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The Company is the sole managing member of Stagwell Global LLC, a Delaware limited liability company (“Stagwell Global”), and operates and controls all of the business and affairs of Stagwell Global and, through Stagwell Global and its subsidiaries, conducts its business. The Company and Stagwell Global are collectively referred to herein as the “Stagwell Parties.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-260202), including a preliminary prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; and the related prospectus covering the Shares dated October 22, 2021 included in the Registration Statement at the time it became effective, is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means, together with the Prospectus, any prospectus supplement to the preliminary form of the Prospectus. If the Company has filed an abbreviated registration statement to register additional shares of Class A Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus, together with the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.             Representations and Warranties of the Stagwell Parties. Each of the Stagwell Parties, jointly and severally, represents and warrants to and agrees with each of the Underwriters as follows:

(a)      The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)      (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain, and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus (x) based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter expressly for use therein or (y) based upon information relating to any Selling Stockholder furnished to the Company in writing by or on behalf of such Selling Stockholder expressly for use therein, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the Selling Stockholder Information (as such term is defined in Section 2(g) hereof).

(c)      The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or, if filed after the effective date of this Agreement, will comply, when filed, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)      The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Stagwell Parties and their respective subsidiaries, taken as a whole or (ii) the performance by the Company and its subsidiaries of their obligations under this Agreement (a “Material Adverse Effect”).

(e)      Each significant subsidiary of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act), including Stagwell Global (each, a “Significant Subsidiary”), has been duly incorporated, organized or formed, as applicable, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or limited liability company power and authority, as applicable, to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f)       The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and the Prospectus, and all of the issued shares of capital stock or other equity interests of each Stagwell Party has been duly and validly authorized and issued and are, in the case of the Company, fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company (except as otherwise set forth in the Time of Sale Prospectus and the Prospectus and, for the avoidance of doubt, except for the paired equity interests of Stagwell Global held by the holders of Class C Common Stock) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than such liens, encumbrances and claims which would not reasonably be expected to have a Material Adverse Effect or liens, encumbrances, equities or claims granted under that certain Amended and Restated Credit Agreement, dated August 2, 2021 (as amended, restated, amended and restated or as supplemented to the date hereof), by and among the Company, Maxxcom LLC, Stagwell Marketing Group LLC, as borrowers, and each other subsidiary of the Company that is a loan party, JPMorgan Chase Bank, N.A. as administrative agent, and the various lenders party thereto.

(g)      This Agreement has been duly authorized, executed and delivered by each Stagwell Party.

(h)      The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus as of the dates set forth therein.

(i)       The shares of Class A Common Stock (including the Shares to be sold by the Selling Stockholders), outstanding as of the date hereof and as of the Closing Date, have been duly authorized and are validly issued, fully paid and non-assessable.

(j)       Neither of the Stagwell Parties nor any of their respective subsidiaries is (i) in violation of its charter, by-laws or similar organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which either Stagwell Party or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of such Stagwell Party or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over either Stagwell Party or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution and delivery by each of the Stagwell Parties of, and the performance by each Stagwell Party of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation, certificate of formation, by-laws or limited liability company agreement of the Stagwell Parties, (iii) any Agreements and Instruments binding upon the Stagwell Parties and their respective subsidiaries that are material to the Stagwell Parties and their respective subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (i), (iii) and (iv) where such contravention would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Stagwell Parties of their obligations under this Agreement, except such as has been previously obtained or waived and (i) the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the Registration Statement and the underwriting terms and arrangements and (ii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(k)      [Reserved].

(l)       There has not occurred any material adverse change, or any development that would be reasonably likely to result in a material adverse change, in the condition (financial or otherwise), prospects or results of operations of the Stagwell Parties or their subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(m)     There are no legal or governmental proceedings pending or, to the knowledge of the Stagwell Parties, threatened to which the Company or any of its subsidiaries is a party, or to which the property or assets of the Company or any of its subsidiaries are subject, (i) before or brought by any court, arbitrator or governmental agency or body that, if determined adversely to the Company or any of its subsidiaries, (x) could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or (y) which would materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company and its subsidiaries of their obligations hereunder or thereunder, or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents to which either Stagwell Party is bound that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(n)      Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o)      Each of the Stagwell Parties is not, and after giving effect to the offering and sale of the Shares as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p)      The consolidated financial statements of the MDC Partners Inc. and its subsidiaries (“MDC”) incorporated by reference in the Registration Statement, Time of Sale Prospectus and Prospectus comply with the applicable requirements of the Securities Act and present fairly in all material respects the financial position, results of operations and cash flows of MDC, at the dates and for the periods to which they relate, and have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise stated therein. The consolidated financial statements of the Company and its subsidiaries incorporated by reference in the Registration Statement, Time of Sale Prospectus and Prospectus comply with the applicable requirements of the Securities Act and present fairly in all material respects the financial position, results of operations and cash flows of the Company, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise stated therein. The combined financial data included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and Prospectus comply with the applicable requirements of the Securities Act and present fairly in all material respects the financial position, results of operations and cash flows of the Company and MDC on a combined basis, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein. All disclosures included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(q)      Deloitte & Touche LLP, who has expressed its opinion with respect to certain of the financial statements filed with the Commission as part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the rules of the Public Company Accounting Oversight Board.

(r)       Except as described in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries possess such licenses, certificates, authorizations, approvals, franchises, permits or other rights and all authorizations from all federal, state or other governmental entities or agencies which have, or may at any time have, jurisdiction over the activities of the Company and its subsidiaries or any successor to such authority, as are currently necessary (i) to own its property and conduct in all material respects the business now operated by it, (ii) for the Stagwell Parties to execute, deliver and perform this Agreement and (iii) to consummate the transactions contemplated hereby and thereby, except in each case as described in the Time of Sale Prospectus and the Prospectus; and except to the extent that the failure to have any such permits or authorizations would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received any notice of proceedings or has knowledge that any proceedings are pending or threatened, relating to the revocation or modification of any such license, certificate, authorization, approval, franchise, permit or other right which would reasonably be expected to have a Material Adverse Effect, or would not have a material adverse effect on the performance by the Stagwell Parties of their obligations under this Agreement.

(s)      The Company and its subsidiaries have good and marketable title in fee simple to all real property (if any) and good and marketable title to all personal property (other than Intellectual Property, which is addressed in Section 1(u) below) owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus and the Prospectus, or such liens, encumbrances and defects which would not reasonably be expected to have a Material Adverse Effect; and any real property, equipment and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions which would not reasonably be expected to have a Material Adverse Effect and do not interfere with the use made and proposed to be made of such property, equipment and buildings by them.

(t)       Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries own, or have valid and binding rights to use, free and clear of all liens, encumbrances, pledges and security interests, all Intellectual Property (as defined below) used in the businesses of the Company and its subsidiaries in the manner presently conducted and as proposed to be conducted in the Time of Sale Prospectus and the Prospectus, without any conflict with or violation of the rights of others; (ii) there is no pending or, to the knowledge of the Stagwell Parties, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of, or the rights of any of the Company or its subsidiaries in or to, any Intellectual Property owned or purported to be owned by the Company or its subsidiaries; (iii) to the knowledge of the Stagwell Parties, neither the Company nor its subsidiaries nor the conduct of any of their businesses is infringing, misappropriating, diluting or otherwise violating any Intellectual Property of any third party, and there is no pending action, suit, proceeding or claim by any third party alleging the same; and (iv) to the knowledge of the Stagwell Parties, no third party is infringing, misappropriating, diluting or otherwise violating any Intellectual Property owned or purported to be owned by the Company or its subsidiaries; “Intellectual Property” means all intellectual property and proprietary rights of every kind and nature throughout the world, including patents, patent applications, trademarks, trade names, service marks, service names, copyrights, trade secrets, and proprietary or confidential information (including know-how, systems, procedures, technology, inventions, designs, processes, methods, technical data, strategies, and financial, marketing and business information).

(u)      Except as described in the Time of Sale Prospectus and the Prospectus, each of the Company and its subsidiaries (i) is in compliance with all applicable foreign, federal, state and local laws and regulations relating to pollution, the protection of human health and safety (as relating to exposure to Hazardous Substances (as defined below)) or the environment (collectively, “Environmental Laws”), which compliance includes making all filings and providing all notices required under any applicable Environmental Law and obtaining, maintaining and complying with all Permits required under any applicable Environmental Law, except in each case where the failure to so comply would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (ii) is not a party to any proceeding that is pending or, to the knowledge of the Stagwell Parties, contemplated under any Environmental Law in which a governmental authority is also a party, other than such proceedings that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect and (iii) has not received written notice of or otherwise have knowledge of any other proceedings regarding compliance with, or liabilities or obligations under, Environmental Laws, other than such proceedings that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. As used in this paragraph, “Hazardous Substances” means hazardous or toxic substances or wastes, pollutants or contaminants, or any substance, material, chemical or waste in any form regulated pursuant to Environmental Laws.

(v)      There is no material strike, labor dispute, slowdown or work stoppage with the employees of the Company or its subsidiaries that is pending or, to the knowledge of the Stagwell Parties, threatened, that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(w)     Each of the Company and its subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties consistent with industry practice, except where the failure to maintain such insurance would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(x)      Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries has any liability for any prohibited transaction, failure to satisfy minimum funding standards, or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (including, without limitation, by reason of being treated as a single employer within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, with any other entity).

(y)     Except as described in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(z)      Neither the Company nor any of its subsidiaries, nor any director or officer , nor, to the knowledge of the Stagwell Parties, any employee, agent or representative of the Company nor any of its subsidiaries or any of their controlled affiliates, acting in such capacity, has (i) unlawfully taken or will take any action in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or, knowingly, indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage or (ii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption law; and the Company and its subsidiaries and affiliates have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(aa)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), and the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Stagwell Parties, threatened.

(bb)    Neither the Company nor any of its subsidiaries or controlled affiliates, nor any director or officer, nor, to the knowledge of the Stagwell Parties, any employee, agent or representative of either Stagwell Party or any of their subsidiaries or controlled affiliates, acting in such capacity (collectively, the “Entity”) is currently the subject or the target of any sanctions administered or enforced by (i) the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State), (ii) the Government of Canada (including, without limitation, Global Affairs Canada), (iii) the European Union, (iv) His Majesty’s Treasury, (v) the United Nations Security Council or (vi) other relevant sanctions authority, in each case, including, without limitation, the designation as a “specially designated national” or “blocked person”) (collectively, “Sanctions”), nor is the Entity located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not knowingly engage prior to the completion of the offering in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(cc)    The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes imposed on or required to be paid by the Company or any of its subsidiaries (except where the failure to pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), and other than tax deficiencies that the Company or any of its subsidiaries are contesting in good faith and for which the Company or such subsidiary has provided adequate reserves, no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor do the Company or any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) individually or in the aggregate, a Material Adverse Effect.

(dd)   The statistical and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from management estimates or sources that the Stagwell Parties believe to be reliable and accurate.

(ee)    The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff)     The Company and its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that are designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management’s general or specific authorization and (iv) the reported accountability for its assets is compared with existing assets at reasonable intervals. Except as disclosed in the Time of Sale Prospectus and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected the Company’s internal control over financial reporting.

(gg)   There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(hh)   The Class A Common Stock is listed on the Nasdaq Global Select Market.

(ii)      Neither the Company nor any of its affiliates has taken, or will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(jj)      Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(kk)    Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Class A Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ll)      The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(mm)  As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, neither of (A) the Time of Sale Prospectus, or (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, includes or will include an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions (x) based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter expressly for use therein or (y) based upon Selling Stockholder Information.

(nn)   No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, Time of Sale Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(oo)   The statements set forth in the Time of Sale Prospectus and the Prospectus under the caption “U.S. Federal Income Tax Considerations for Non-U.S. Holders” insofar as they purport to constitute statements of U.S. federal income tax law or conclusions with respect thereto, are correct in all material respects.

(pp)   Except as would not reasonably be expected to have a Material Adverse Effect, (i) there has been no security breach or other compromise of or relating to the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective tenants, employees, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor any of its subsidiaries has been notified in writing of any event or condition that would reasonably be expected to result in, any security breach or other compromise to the IT Systems and Data; (iii) the IT Systems and Data are adequate for, and operate and perform as required in connection with, the operation of the businesses of the Company and its subsidiaries as currently conducted and as proposed to be conducted in the Time of Sale Prospectus and the Prospectus, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants and malicious code; (iv) the Company and its subsidiaries are presently in compliance with all applicable laws, statutes, rules or regulations, and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, there has been no action, notice, request, claim, complaint, correspondence, or other written communication from any governmental authority or other person relating to the IT Systems and Data of the Stagwell Parties, and the Company and its subsidiaries have implemented reasonable backup and disaster recovery technology; and (v) the Company and its subsidiaries have implemented and maintained reasonable controls, policies, procedures and safeguards to maintain and protect their trade secrets and confidential information and the integrity, continuous operation, redundancy and security of the IT Systems and Data (including all personal, personally identifiable, sensitive, confidential or regulated data used in connection with their businesses).

2.             Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, represents and warrants to and agrees with each of the Underwriters and the Company that:

(a)      (i) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and (ii) such Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization.

(b)      The execution and delivery by or on behalf of such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation, by-laws or similar organizational document of such Selling Stockholder, (iii) any agreement or other instrument binding upon such Selling Stockholder that is material to such Selling Stockholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, except in the case of clauses (i), (iii) and (iv) where such contravention would not, singly or in the aggregate, impair, in any material respect, the ability of such Selling Stockholder to consummate its obligations under this Agreement. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, except such as have been previously obtained or waived and (i) the approval of FINRA and (ii) such as may be required by the securities laws or the Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c)      Such Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares.

(d)      Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters in accordance with this Agreement, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares being sold by such Selling Stockholder will have been registered in the name of Cede or another nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” and thus a “securities intermediary” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e)      Such Selling Stockholder has delivered or caused to be delivered to Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC an executed lock-up agreement in substantially the form attached hereto as Exhibit A (each, a “Lock-up Agreement”).

(f)       [Reserved].

(g)      (i) The Registration Statement, when it became effective, did not contain, and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of the date hereof, does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph are limited in all respects to statements or omissions made in reliance upon and in conformity with information relating to each Selling Stockholder furnished to the Company in writing by or on behalf of such Selling Stockholder expressly for use therein, it being understood and agreed that the only information furnished by or on behalf of each Selling Stockholder is the name of such Selling Stockholder, the number of offered shares and the address and other information with respect to such Selling Stockholder (excluding percentages) that appear in the Registration Statement, the Time of Sale Prospectus and the Prospectus in the table and footnotes under the caption “Selling Stockholders”) (the “Selling Stockholder Information”).

(h)      (i) Neither such Selling Stockholder nor any of its subsidiaries, or, to the knowledge of such Selling Stockholder, any director, officer, employee, agent, representative, or controlled affiliate thereof, is a Person that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any Sanctions, or

(B)  located, organized or resident in a Sanctioned Country.

(ii)          Such Selling Stockholder will not, directly or knowingly indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)         For the past five (5) years, such Selling Stockholder has not knowingly engaged in, is not now knowingly engaged in, and will not engage in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(i)       (a) Neither such Selling Stockholder nor any of its subsidiaries, nor, to the knowledge of such Selling Stockholder, any director, officer, or employee, agent, representative, or controlled affiliate thereof, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment giving or receipt of money, property, gifts or anything else of value, directly or knowingly indirectly, to any Government Official in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (b) to the knowledge of such Selling Stockholder, such Selling Stockholder and each of its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (c) neither such Selling Stockholder nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(j)       The operations of such Selling Stockholder and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Stockholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Selling Stockholder, threatened.

(k)      Such Selling Stockholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

3.             Agreements to Sell and Purchase. Each Selling Stockholder, severally and not jointly, hereby agrees to sell to the several Underwriters the respective number of Firm Shares set forth in Schedule I hereto opposite its name, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Stockholder at a purchase price of $6.429375 per share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Stockholder as the number of Firm Shares set forth in Schedule II hereto in the column titled “Number of Firm Shares to Be Purchased” opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Stockholder, severally and not jointly, agrees to sell to the Underwriters, and the Underwriters shall have the right to purchase, severally and not jointly, up to 2,400,000 Additional Shares at the Purchase Price, with each such Selling Stockholder selling not more than the amount set forth opposite such Selling Stockholder’s name in Schedule I hereto in the column titled “Number of Additional Shares to Be Sold,” provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering sales of shares in excess of the number of Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares. On each Option Closing Date, each Selling Stockholder, severally and not jointly, agrees to sell to the Underwriters, the respective number of Additional Shares obtained by multiplying the number of Additional Shares specified in the exercise notice by a fraction, the numerator of which is the number of Shares set forth next to such Selling Stockholder’s name in Schedule I hereto in the column titled “Number of Additional Shares to Be Sold” and the denominator of which is the maximum number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) to be sold by the Selling Stockholders.

4.             Terms of Public Offering. The Company and the Selling Stockholders are advised by the Underwriters that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in the Underwriters’ judgment is advisable. The Company and the Selling Stockholders are further advised by the Underwriters that the Shares are to be offered to the public initially at $6.75 a share (the “Public Offering Price”).

5.             Payment and Delivery. Payment for the Firm Shares to be sold by each Selling Stockholder shall be made to such Selling Stockholders in Federal or other funds immediately available in New York City to the account(s) specified by the Selling Stockholders in writing to Morgan Stanley & Co. LLC, on behalf of the Underwriters, against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on Tuesday, March 14, 2023, or at such other time on the same or such other date, not later than March 21, 2023, as shall be designated in writing by you and the Company. The time and date of such payment are hereinafter referred to as the “Closing Date”.

Payment for any Additional Shares shall be made to the Selling Stockholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than April 11, 2023, as shall be agreed among the Company, the Selling Stockholders and you and designated in writing by you and the Company.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and the Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid by the Company, against payment of the Purchase Price therefore.

With respect to any Underwriter who is or is affiliated with any person or entity engaged to act as an investment adviser on behalf of a client who has a direct or indirect interest in the Shares being sold by a Selling Stockholder, the Shares being sold to such Underwriter shall not include any Shares attributable to such client (with any such Shares instead being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or any other amounts attributable to such client (and, if there is any unsold allotment in the offering at the Time of Delivery, such unsold allotment in respect of Shares attributable to such client shall be allocated solely to Underwriters not affiliated with such client).

6.             Conditions to the Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

(a)     Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, (i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission and (ii) there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), prospects or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus that, in your judgment, is so material and adverse as to make it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated by this Agreement, in the Time of Sale Prospectus and the Prospectus.

(b)     The respective representations and warranties of the Stagwell Parties and the Selling Stockholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Stagwell Parties and their officers and of each of the Selling Stockholders made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)     The Underwriters shall have received on the Closing Date, a certificate, dated the Closing Date, and signed by an executive officer of each Stagwell Party, to the effect set forth in Section 6(a) above and Section 6(l) below and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d)     The Underwriters shall have received on the Closing Date, a certificate for each Selling Stockholder signed by an executive officer or similar representative of each Selling Stockholder, dated the Closing Date, to the effect that the respective representations and warranties of such Selling Stockholder are true and correct as of the Closing Date, and that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

Each executive officer or similar representative of each Selling Stockholder signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(e)     The Underwriters shall have received on the Closing Date, an opinion and negative assurance letter of Freshfields Bruckhaus Deringer US LLP, outside counsel for the Company, each dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(f)      The Underwriters shall have received on the Closing Date, (i) an opinion from Fried, Frank, Harris, Shriver & Jacobson (London) LLP, counsel for Broad Street Principal Investments L.L.C., StoneBridge 2017, L.P. and StoneBridge 2017 Offshore, L.P. (together, the “Goldman Selling Stockholders”); (ii) an opinion from Maples and Calder (Cayman) LLP, Cayman Islands counsel to StoneBridge 2017 Offshore, L.P. and (iii) an opinion from Freshfields Bruckhaus Deringer US LLP, counsel for Stagwell Agency Holdings LLC (the “Stagwell Selling Stockholder”), in each case dated the Closing Date and in form and substance reasonably satisfactory to the Underwriters.

(g)     The Underwriters shall have received on the Closing Date, an opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to them and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(h)     On each of the date hereof and the Closing Date, (i) BDO USA, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, and (ii) Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you.

(i)      The Lock-Up Agreements, each substantially in the form of Exhibit A hereto, between you and the Selling Stockholders, or the officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(j)      The Underwriters shall have received, on each of the date hereof and on the Closing Date, a certificate dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, signed by the chief financial officer of the Company, containing statements and information with respect to certain financial information contained in or incorporated by reference in the Time of Sale Prospectus and the Prospectus.

(k)      FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares.

(l)       There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act.

(m)     The Underwriters shall have received a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 (if such Selling Stockholder is a United States person) or an applicable IRS Form W-8 (if such Selling Stockholder is a non-United States person), as appropriate, of each Selling Stockholder, dated on or prior to the Closing Date, together with all required attachments to such form, establishing a complete exemption from United States backup withholding tax.

(n)     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)           a certificate, dated the Option Closing Date and signed by an executive officer of each Stagwell Party, confirming that the certificate delivered on the Closing Date pursuant to Section 6(c) hereof remains true and correct as of such Option Closing Date;

(ii)          certificates, dated the Option Closing date and signed by an executive officer or similar representative of each Selling Stockholder, confirming that the certificates delivered on the Closing Date pursuant to Section 6(d) hereof remain true and correct as of such Option Closing Date.

(iii)         an opinion of Freshfields Bruckhaus Deringer US LLP, outside counsel for the Company, dated the Option Closing Date, to the same effect as the opinion required by Section 6(e) hereof;

(iv)         an opinion from each of (i) Fried, Frank, Harris, Shriver & Jacobson (London) LLP, counsel for the Goldman Selling Stockholders; (ii) an opinion from Maples and Calder (Cayman) LLP, Cayman Islands counsel to StoneBridge 2017 Offshore, L.P. and (iii) Freshfields Bruckhaus Deringer US LLP, counsel for the Stagwell Selling Stockholders, in each case dated the Option Closing Date and to the same effect as the opinion required by Section 6(f) hereof;

(v)          an opinion of Latham & Watkins LLP, counsel for the Underwriters, dated the Option Closing Date, to the same effect as the opinion required by Section 6(g) hereof;

(vi)         a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from each of (i) BDO USA, LLP and (ii) Deloitte & Touche LLP, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(h) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(vii)        a certificate dated the Option Closing Date, in form and substance reasonably satisfactory to the Underwriters, signed by the chief financial officer of the Company, containing statements and information with respect to certain financial information contained in or incorporated by reference in the Time of Sale Prospectus and the Prospectus;

(viii)       The respective representations and warranties of the Stagwell Parties and the Selling Stockholders contained herein shall be true and correct on such Option Closing Date; and the statements of the Stagwell Parties and their respective officers and of each of the Selling Stockholders made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of such Option Closing Date; and

(ix)         such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7.             Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)      To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference therein) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(f) or 7(g) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)      Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)      To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus which does not comply with the Securities Act or to which you reasonably object.

(d)      Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)      If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters or counsel to the Company, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)      If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)     During the period when a Prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(h)     [Reserved].

(i)      To make generally available (which may be satisfied by filing with the Commission in its Electronic Data Gathering Analysis and Retrieval system) to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j)       Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) (A) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants, (B) the reasonable and documented fees, disbursements and expenses of counsel for the Stagwell Selling Stockholder (provided that any amount in excess of $100,000 shall be paid by the Stagwell Selling Stockholder) and (C) the fees, disbursements and expenses of counsel for the Goldman Selling Stockholders (provided that any amount in excess of $10,000 shall be paid by the Goldman Selling Stockholders) in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any stock, stamp, transfer or other taxes payable thereon, (iii) [reserved], (iv) all filing fees and the reasonable and documented fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (such fees and disbursements not to exceed $35,000), (v) all costs and expenses incident to listing the Shares on the Nasdaq Global Select Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(k)      [Reserved].

(l)       The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus during the Prospectus Delivery Period (as defined below).

(m)     During the Prospectus Delivery Period, the Company will advise the representatives reasonably promptly, and confirm such advice in writing, (i) [reserved]; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Time of Sale Prospectus, the Prospectus, or any free writing prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Registration Statement, the Time of Sale Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Time of Delivery Prospectus, the Prospectus or any such free writing prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

Each of the Company and Stagwell Global also covenants with each Underwriter that, without the prior written consent of Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, it will not, during the period ending 60 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, options or warrants to purchase Common Stock and limited liability company interests in Stagwell Global (the “LLC Interests” and, together with the Common Stock, the “Securities”)) or such other Securities which may be deemed to be beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by the Company or Stagwell Global, as applicable, in accordance with the rules and regulations of the Securities and Exchange Commission and Securities which may be issued upon exercise of a stock option or warrant (any such securities described in this clause (1), the “Restricted Securities”), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Restricted Securities, whether any such transaction described in clause 1 or 2 above is to be settled by delivery of Restricted Securities or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Restricted Securities or any securities convertible into or exercisable or exchangeable for Restricted Securities. The restrictions contained in the foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) transfers to the Company pursuant to a net exercise or cashless exercise by the undersigned of outstanding equity awards pursuant to an employee benefit plan of the Company, (C) the issuance by the Company of shares of Class A Common Stock upon the vesting or exercise of restricted stock units, options, stock appreciation rights, warrants to purchase shares of Class A Common Stock or other equity awards pursuant to an employee benefit plan of the Company, (D) the grant of awards, shares or interests pursuant to an employee benefit plan of the Company, (E) the filing or amendment of any registration statement on Form S-8 relating to an employee benefit plan of the Company, (F) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) for the transfer of shares of Restricted Securities, provided that (i) such plan does not provide for the transfer of Restricted Securities during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class A Common Stock may be made under such plan during the Restricted Period, (G) the exchange, conversion or redemption of any (x) shares of Class C Common Stock and/or (y) limited liability company interests of Stagwell Global for shares of Class A Common Stock (or securities convertible into or exercisable or exchangeable for Class A Common Stock) (provided that to the extent a public announcement or filing, if any, is required of or voluntarily made by the Company regarding the exchange or redemption, such announcement or filing shall include a statement to the effect that such exchange occurred pursuant to the amended and restated certificate of incorporation or by-laws of the Company and/or the amended and restated operating agreement of Stagwell Global, as the case may be), (H) the issuance of shares of Common Stock (or securities convertible into Common Stock) in connection with the acquisition by the Company or any of its controlled affiliates of the securities, business, property or other assets of another person or business entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition, (I) the issuance of shares of Common Stock (or securities convertible into Common Stock), of restricted stock units or restricted stock awards (or similar equity awards) or of options to purchase shares of Common Stock, in each case, in connection with joint ventures, commercial relationships or other strategic transactions; provided that, in the case of immediately preceding clauses (H) and (I) only, the aggregate number of restricted stock awards and shares of Common Stock issued in connection with, or issuable pursuant to the exercise of any options issued in connection with, all such acquisitions and other transactions described therein does not exceed 10% of the aggregate number of shares of Common Stock outstanding immediately following the consummation of the offering of the Shares, (J) any repurchase by the Company of shares of Common Stock pursuant to a stock repurchase plan disclosed in the Time of Sale Prospectus and the Prospectus (including the establishment of a 10b5-1 Plan to effect such repurchases and including, for the avoidance of doubt, any repurchases pursuant to a concurrent repurchase in connection with the offering to which this Agreement relates), and (K) the issuance of shares of Class A Common Stock pursuant to the conversion, exchange, reclassification or redemption of shares of Class B Common Stock.

8.             Covenants of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, covenants with each Underwriter as follows:

(a)      Such Selling Stockholder will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers with respect to such Selling Stockholder, together with copies of identifying documentation, and such Selling Stockholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification Regarding Beneficial Owners of Legal Entity Customers.

(b)      All sums payable by such Selling Stockholder under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case such Selling Stockholder shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made on the condition that each Underwriter has provided to each Selling Stockholder a properly completed and executed IRS Form W-9 or an applicable IRS Form W-8, as appropriate.

(c)      All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where such Selling Stockholder is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, such Selling Stockholder shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

9.              Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10.           Indemnity and Contribution. (a) The Stagwell Parties agree to indemnify and hold harmless each Underwriter, each of the Underwriters’ respective directors and officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, arising out of or based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (i) any information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in paragraph (c) below or (ii) the Selling Stockholder Information.

(b)      Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each of the Underwriters’ respective directors and officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act to the same extent as the foregoing indemnity from the Company to the Underwriters set forth in paragraph (a) above, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of any such Selling Stockholder expressly for use in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of such Selling Stockholder’s Selling Stockholder Information. The liability of each Selling Stockholder under the indemnification agreement and the contribution agreement contained in this Section 10 shall be limited to an amount equal to the aggregate net proceeds (after deducting underwriting discounts and commissions, but before deducting expenses) applicable to the Shares sold by such Selling Stockholder pursuant to this Agreement (the “Selling Stockholder Proceeds”).

(c)      Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Stagwell Parties, each Selling Stockholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Stagwell Parties or such Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Stagwell Parties and the Selling Stockholders to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any road show or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information is the information in the twelfth paragraph under the heading “Underwriting” in the Time of Sale Prospectus and the Prospectus.

(d)      In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters, all of the Underwriters’ respective directors and officers and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC. In the case of any such separate firm for the Selling Stockholders, such firm shall be designated in writing by Stagwell Agency Holdings LLC. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)      To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Stockholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Stagwell Parties and each Selling Stockholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by a Selling Stockholder or by the Underwriters, as applicable, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f)       The Stagwell Parties, the Selling Stockholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)      The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any directors or officers of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

11.           Termination. The Underwriters may terminate this Agreement by notice given by you to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange American, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq Capital Market, (ii) trading of the Class A Common Stock of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement, in the Time of Sale Prospectus or the Prospectus.

12.            Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you, the Company or the Selling Stockholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, pursuant to Section 11(ii) hereof, because of any failure or refusal on the part of the Company or the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Stockholders shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable and documented out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

13.           Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)     The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms’ length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

14.           Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)     In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder

15.           Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement. Each of the parties to this Agreement represents and warrants to the other parties that it has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in any of such party’s constitutive documents.

16.           Applicable Law. This Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the internal laws of the State of New York.

17.           Submission to Jurisdiction. The Company and each of the Selling Stockholders irrevocably submits to the non-exclusive jurisdiction of the courts in the State of New York and of the Federal Courts of the United States of America sitting in the Borough of Manhattan in the City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). The Company and each of the Selling Stockholders irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company or any Selling Stockholder has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Company and each Selling Stockholder irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

18.           Taxes. If any sum payable by the Company or the Selling Stockholders under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of that Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax on the condition that each Underwriter has provided to the Company and to each Selling Stockholder a properly completed and executed IRS Form W-9 or an applicable IRS Form W-8, as appropriate.

19.           Regulation BI. The Company and the Selling Stockholders acknowledge that the Underwriters have not provided any recommendation or provided any investment or other advice nor have the Underwriters solicited any action from the Company or the Selling Stockholders. Each of the Company and the Selling Stockholders has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Agreement and the transactions contemplated hereby to the extent it has deemed appropriate. Each of the Company and the Selling Stockholders further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures to the Company and/or the Selling Stockholders in connection with the offering of the Shares, the Underwriters are not making a recommendation to the Company or the Selling Stockholders to participate in the offering or buy or sell any Shares at the price determined in the offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

20.           Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21.           Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at (i) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, (ii) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282; Attention: Control Room and (iii) Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020, Attention: Stelios Saffos; Peter Sluka; if to the Company shall be delivered, mailed or sent to the address of the Company set forth in the Prospectus, Attention: General Counsel; with a copy to Freshfields Bruckhaus Deringer US LLP, 601 Lexington Avenue, 31st Floor, New York, NY 10022, Attention: Paul M. Tiger, Andrea Basham; and if to the Selling Stockholders shall be delivered, mailed or sent (i) c/o Stagwell Media LP, 1808 I Street, NW, 6th Floor, Washington, DC 20006, Attention: Joseph Gulotta, and (ii) c/o Broad Street Principal Investments L.L.C., StoneBridge 2017, L.P. and StoneBridge 2017 Offshore, L.P., 200 West Street, New York, NY 10282, Attention: Control Room, with a copy to (a) Fried, Frank, Harris, Shriver & Jacobson (London) LLP, 100 Bishopsgate, London, EC2N 4AG, Attention: John Satory and a copy to (b) Maples and Calder (Cayman) LLP, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

22.           Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

23.           Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

Very truly yours,

Stagwell Inc.

By:	/s/ FRANK LANUTO
	Name:	Frank Lanuto
	Title:	Chief Financial Officer

Stagwell Global LLC

By:	/s/ FRANK LANUTO
	Name:	Frank Lanuto
	Title:	Chief Financial Officer

[Signature Page to Underwriting Agreement]

Stagwell Agency Holdings LLC

By:	/s/ MARK J. PENN
	Name:	Mark J. Penn
	Title:	Manager

[Signature Page to Underwriting Agreement]

Broad Street Principal Investments L.L.C.

By:	/s/ BRADLEY GROSS
	Name:	Bradley Gross
	Title:	Vice President

StoneBridge 2017, L.P. By: Bridge Street Opportunity Advisors, L.L.C., its General Partner

By:	/s/ BRADLEY GROSS
	Name:	Bradley Gross
	Title:	Vice President

StoneBridge 2017 Offshore, L.P. By: Bridge Street Opportunity Advisors, L.L.C., its General Partner

By:	/s/ BRADLEY GROSS
	Name:	Bradley Gross
	Title:	Vice President

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. LLC

By:	/s/ NAMRTA BHURJEE
	Name:	Namrta Bhurjee
	Title:	Vice President

Goldman Sachs & Co. LLC

By:	/s/ REBECCA STEINTHAL
	Name:	Rebecca Steinthal
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

Schedule I

The Selling Stockholders	Number of Firm Shares to Be Sold	Number of Additional Shares to Be Sold
Stagwell Agency Holdings LLC	12,000,000	1,800,000
Broad Street Principal Investments L.L.C.	3,326,301	498,945
StoneBridge 2017, L.P.	497,393	74,609
StoneBridge 2017 Offshore, L.P.	176,306	26,446
Total:	16,000,000	2,400,000

I-1

Schedule II

Underwriter	Number of Firm Shares to Be Purchased
Morgan Stanley & Co. LLC	5,726,316
Goldman Sachs & Co. LLC	5,726,316
SVB Securities LLC	2,273,684
Wells Fargo Securities, LLC	1,515,789
Rosenblatt Securities Inc.	757,895
Total:	16,000,000

II-1

Schedule III

Time of Sale Prospectus

1.	Preliminary Prospectus Supplement issued March 8, 2023

2.	The number of Shares is 16,000,000.

3.	The price per share to the public is $6.75.

III-1

Schedule IV

Lock Up Parties

1.	Stagwell Agency Holdings LLC

2.	Broad Street Principal Investments L.L.C.

3.	StoneBridge 2017, L.P.

4.	StoneBridge 2017 Offshore, L.P.

5.	Charlene Barshefsky

6.	Mark Penn

7.	Jay Leveton

8.	Frank Lanuto

9.	Ryan Greene

10.	Peter McElligott

11.	Vincenzo DiMaggio

12.	Bradley Gross

13.	Wade Oosterman

14.	Desirée Rogers

15.	Eli Samaha

16.	Irwin D. Simon

17.	Rodney Slater

18.	Brandt Vaughan

IV-1

EXHIBIT A

FORM OF LOCK-UP LETTER

March 8, 2023

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036

c/o	Goldman Sachs & Co. LLC 200 West Street New York, NY 10282

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) and Goldman Sachs & Co. LLC (“Goldman Sachs”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Stagwell Inc., a Delaware corporation (the “Company”), Stagwell Global LLC (“Stagwell Global”) and the selling stockholders named or to be named in Schedule I to the Underwriting Agreement (the “Selling Stockholders”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley and Goldman Sachs (collectively, the “Underwriters”), of shares (the “Shares”) of Class A Common Stock, par value $0.001 per share, of the Company ( “Class A Common Stock”) held by the Selling Stockholders. The undersigned further understands that the Company is authorized to issue, in addition to the Class A Common Stock, shares of its Class B Common Stock, par value $0.001 per share (“Class B Common Stock”) and shares of its Class C Common Stock, par value $0.00001 per share (“Class C Common Stock” and, together with the Class A Common Stock and the Class B Common Stock, the “Common Stock”). Capitalized terms used but not defined herein have the same meaning given to them in the Underwriting Agreement.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and Goldman Sachs on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 60 days after the date set forth on the cover of the final prospectus supplement (the “Restricted Period”) relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, options or warrants to purchase Common Stock and limited liability company interests in Stagwell Global (the “LLC Interests” and, together with the Common Stock, the “Securities”)) or such other Securities which may be deemed to be beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Securities which may be issued upon exercise of a stock option or warrant (any such securities described in this clause (1), the “Restricted Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Restricted Securities or such other securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any Restricted Securities, or any securities convertible into or exercisable or exchangeable for Restricted Securities, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

The foregoing shall not apply to (a) transactions relating to shares of Class A Common Stock or other securities acquired in the Public Offering or in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Class A Common Stock or other securities acquired in such transactions; (b) transfers of Restricted Securities as a bona fide gift, charitable contribution or for bona fide estate planning purposes; (c) if the undersigned is a corporation, limited liability company, partnership or other entity, as part of a disposition, transfer or distribution of Restricted Securities by the undersigned to any subsidiary, affiliate or investment fund or other entity controlled or managed by, or under common control or management with, the undersigned or to direct or indirect stockholders, members, current or former partners (general or limited), beneficiaries or other equityholders, or to the estates of any such stockholders, members, partners (general or limited), beneficiaries or other equityholders of the undersigned (or, in each case, its nominee or custodian) or any of their respective affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) (including upon the liquidation or dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders) or in the case of a trust, to a grantor or beneficiary of the trust, provided that in the case of any transfer or distribution pursuant to clause (b) or this clause (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter (this “Lock-Up Agreement”) and (ii) to the extent a filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Restricted Securities, shall be required during the Restricted Period by or on behalf of the undersigned, such filing shall include a statement to the effect that the recipients of such Restricted Securities have signed and delivered a lock-up letter substantially in the form of this Lock-Up Agreement; (d) transfers of Restricted Securities by will or intestacy or pursuant to a domestic order divorce settlement, divorce decree or separation agreement, provided that (i) in the case of any transfer pursuant to this clause (d), unless prohibited by an order of a court, each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement; and (ii) to the extent a filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Restricted Securities, shall be required during the Restricted Period by or on behalf of the undersigned, such filing shall include a statement to the effect that such transfers were by will or intestacy or pursuant to a domestic order divorce settlement, divorce decree or separation agreement, as the case may be; (e)(i) the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Plan”) for the transfer of shares of Restricted Securities, provided that (A) such Rule 10b5-1 Plan does not provide for the transfer of Restricted Securities during the Restricted Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made during the Restricted Period by or on behalf of the undersigned or the Company regarding the establishment of such Rule 10b5-1 Plan, such announcement or filing shall include a statement to the effect that no transfer of Restricted Securities may be made under such Rule 10b5-1 Plan during the Restricted Period or (ii) transactions pursuant to and scheduled under an existing Rule 10b5-1 Plan that has been entered into by the undersigned prior to the date of this Lock-Up Agreement; (f) the exchange, conversion or redemption of any (x) shares of Class C Common Stock and/or (y) limited liability company interests of Stagwell Global for shares of Class A Common Stock (or securities convertible into or exercisable or exchangeable for Class A Common Stock) (provided that (i) such shares of Class A Common Stock remain subject to the terms of this Lock-Up Agreement and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the exchange or redemption, such announcement or filing shall include a statement to the effect that such exchange occurred pursuant to the amended and restated certificate of incorporation or by-laws of the Company and/or the amended and restated operating agreement of Stagwell Global, as the case may be, in each case, as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus that is in effect on or prior to the Closing Date, and no transfer of the shares of Class A Common Stock or other securities received upon exchange may be made during the Restricted Period other than pursuant to clause (c) above; (g) transfers to the Company pursuant to a net exercise or cashless exercise by the undersigned of outstanding equity awards pursuant to an employee benefit plan of the Company, provided that (i) any Restricted Securities received upon such exercise shall be subject to all of the restrictions set forth in this Lock-Up Agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Restricted Securities, shall be voluntarily made during the Restricted Period, and if such filing is required during the Restricted Period, such filing shall indicate in the footnotes thereto that the filing relates to the exercise of equity awards, that no shares were sold to the public by the reporting person and the shares of Class A Common Stock received upon exercise of such securities are subject to a lock-up agreement with the Underwriters of the Public Offering; (h) the exercise of options, stock appreciation rights or warrants to purchase shares of Class A Common Stock pursuant to an employee benefit plan of the Company, provided that (i) any shares of Class A Common Stock received upon such exercise shall be subject to all of the restrictions set forth in this Lock-Up Agreement and (ii) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Restricted Securities shall be voluntarily made during the Restricted Period, and if any such filing is required during the Restricted Period, such filing shall indicate in the footnotes thereto that such filing relates to the exercise of options, stock appreciation rights or warrants to purchase shares of Class A Common Stock and the shares of Class A Common Stock received upon exercise of such securities are subject to the terms of this Lock-Up Agreement; (i) transfers of Restricted Securities pursuant to a bona fide third-party tender offer, merger, consolidation or similar transaction made to all holders of Class A Common Stock involving a change of control of the Company (provided that if such transaction is not consummated, the Restricted Securities of the undersigned shall remain subject to the restrictions set forth herein) (for purposes of this clause (i), “change of control” means any bona fide third-party tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act) or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company); (j) the sale of shares of Class A Common Stock to the Underwriters by the undersigned pursuant to the Underwriting Agreement; or (k) the sale of shares of Class A Common Stock to the Company substantially concurrently with the closing of the offering to which this Lock-Up Agreement relates.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and Goldman Sachs on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Restricted Securities or any security convertible into or exercisable or exchangeable for any Restricted Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Restricted Securities except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

[Notwithstanding anything herein to the contrary, Goldman Sachs and its affiliates, other than the undersigned, may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business.]1

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation. The undersigned further acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

1 NTD: To be included in the lockup agreement for any affiliate of Goldman Sachs. The Lock-Up Agreements will otherwise be identical.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the parties thereto.

This Lock-Up Agreement shall automatically terminate, and the undersigned shall be automatically released from all of the undersigned’s obligations hereunder, upon the earliest to occur, if any, of (1) the date that the Company or the Selling Stockholders advise Morgan Stanley and Goldman Sachs, in writing, prior to the execution of the Underwriting Agreement, that it has or they have determined not to proceed with the Public Offering; (2) if the Underwriting Agreement is executed but terminated (other than the provisions thereof that survive termination) prior to the payment for and delivery of the shares of Class A Common Stock to be sold thereunder, the date that the Underwriting Agreement is terminated; (3) the date that the Company withdraws the Registration Statement before the execution of the Underwriting Agreement; or (4) March 31, 2023, in the event the Underwriting Agreement has not been executed by that date.

This Lock-Up Agreement may be executed and delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF CFO CERTIFICATE